EXHIBIT 99(i)

Forward-Looking Statements

This report and any documents incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Statements and financial disclosure that are not historical facts are forward looking statements within the meaning of such regulations, as well as the Private Securities Litigation Reform Act of 1995.  These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to us.  Forward-looking statements generally will be accompanied by words such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible, “potential,” “predict,” “project” or other similar words, phrases or expressions.  Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions, concerning future conditions, any or all of which may ultimately prove to be inaccurate.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary.  Significant factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

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In those countries where we maintain market leadership in the chewing gum segment, our ability to retain preferred retail space allocation will impact results, and if we are not able to retain this allocation, our results could be negatively impacted.

•	Failure to maintain the availability, pricing and sourcing of raw materials could negatively impact results.

•	We market our products to different segments of the population. Failure to adequately anticipate and react to changing demographics and product preferences could negatively impact results.

•	Both manufacturing and sales of a significant portion of our products are outside the United States and could be negatively impacted by volatile foreign currencies and geographies.

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We compete worldwide with other well-established manufacturers of confectionery products, including chewing gum.  Our results may be negatively impacted by a failure of new or existing products to be favorably received, by ineffective advertising, or by failure to sufficiently counter aggressive competitive actions.

•	Underutilization of or inadequate manufacturing capacity due to unanticipated movements in consumer demands could negatively impact manufacturing efficiencies and costs.

•	Discounting and other competitive actions may make it more difficult for us to maintain our operating margins.

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Governmental regulations with respect to import duties, tariffs, taxes and environmental controls, both in and outside the U.S., could negatively impact our costs and ability to compete in domestic or foreign marketplaces.

•	To the extent we could experience any material labor stoppages, such disputes or strikes could negatively affect shipments from suppliers or shipments of finished product.

•	Our ability to successfully integrate certain confectionery assets of Kraft Foods Global, Inc. could cause actual results to differ from anticipated results or expectations.

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While the countries in which we operate tend to be politically, socially and economically stable, to the extent there is political or social unrest, civil war, terrorism or significant economic instability, the results of our business in such countries could be negatively impacted.

Additionally significant factors that may affect the Company’s operations, performance, development business results include the risks and uncertainties described above, those listed from time to time in the company’s filings with the SEC and the risk factors or uncertainties listed herein or listed in any document incorporated by reference herein.

The factors identified above are believed to be significant factors, but not necessarily all of the significant factors, that could cause actual results to differ materially from those expressed in any forward-looking statement.  Unpredictable or unknown factors could also have material effects on us.  All forward-looking statements included in this report and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements.  Except as required by law, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.